EXHIBIT 10.13

EXECUTION COPY

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”), is entered into as of April 6, 2004 by and among Sealy Corporation, a Delaware corporation (the “Company”), Bain Capital Fund V, L.P. (which incorporates the former Bain Capital Fund V-B, L.P.), BCIP Associates, BCIP Trust Associates, L.P., Harvard Private Capital Holdings, Inc., Sealy Investors 1 LLC, Sealy Investors 2 LLC, Sealy Investors 3 LLC (each, other than the Company, a “Minority Investor” and collectively, the “Minority Investors”) and Sealy Holding LLC, a Delaware limited liability company (the “KKR Investor”).

RECITALS

WHEREAS, Posturepedic Acquisition Corp., a Delaware corporation (“Newco”), and the Company have entered into that certain Agreement and Plan of Merger dated as of March 3, 2004 (the “Merger Agreement”), pursuant to which Newco, or a permitted assignee of Newco, will merge (the “Merger”) with and into the Company with the Company continuing as the surviving corporation after the merger;

WHEREAS, pursuant to the terms of the Merger Agreement, the KKR Investor will acquire approximately 92% of the outstanding shares of class A common stock, par value $.01 per share, of the Company (the “Common Stock”), the Minority Investors will retain beneficial ownership of approximately 8% of the outstanding shares of Common Stock after the Merger; and

WHEREAS, the Minority Investor, the KKR Investor and the Company wish to enter into this Agreement providing for certain rights and obligations of the Minority Investors, the KKR Investor and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate:  When used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Bain Investors:  Collectively, Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P.

Board:  The Board of Directors of the Company.

Exempt Transaction:  Has the meaning set forth in Section 2(c) hereof.

KKR Affiliate:  With respect to the KKR Investor shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the KKR Investor; provided, however, that KKR Affiliate shall not in any event include the limited partners of the members of the KKR Investor.

KKR Holder:  The KKR Investor and any Person to whom the KKR Investor transfers shares of Common Stock and any transferee thereof who is required by this Agreement to be bound by the provisions of this Agreement.

KKR Shares:  As of any date of determination, the shares of Common Stock then held by the KKR Holders.

Minority Investor Group:  Each of (i) the Bain Investors as a group, together with their respective direct and indirect transferees and assignees and (ii) each other Minority Investor and its respective direct and indirect permitted transferees and assignees.

Minority Shares:  As of any date of determination, the shares of Common Stock then held by the Minority Investors.

Person:  An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

Private Sale:  Any sale of securities other than a sale made in a public distribution pursuant to an effective registration statement under the Securities Act.

Public Offering:  Any sale of the issued and outstanding shares of Common Stock made in a public distribution pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor forms).

Securities Act:  The Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

SILLC Investors:  Collectively, Sealy Investors 1 LLC, Sealy Investors 2 LLC and Sealy Investors 3 LLC.

2.             (a)  “Tag-Along” Right With Respect to Private Sales by KKR Holders.  (i)  Private Sales of Shares by KKR Holders.  Subject to the last sentence of Section 3(a), with respect to any proposed Private Sale of any KKR Shares by a KKR Holder or KKR Holders (collectively, for purposes of this Section 2, the “KKR Holder”) during the term of this Agreement to a Person (a “Proposed Purchaser”), other than pursuant to an Exempt Transaction (as defined in Section 2(c)), each Minority Investor shall have the right and option, but not the obligation, to participate in such sale, on the same terms and subject to the same conditions as the sale by the KKR Holder, for the number of Minority Shares owned by such Minority Investor equaling the number derived by multiplying the total number of KKR Shares which the KKR Holder proposes to sell (the “Proposed Number of Shares”) by a fraction, the numerator of which is the total number of Minority Shares held by such Minority Investor and the denominator of which is the sum of (A) the total number of Minority Shares, (B) the total number of KKR Shares, and (C) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other “tag-along” rights arising as a result of such sale.

(ii)           Notices.  The KKR Holder shall notify, or cause to be notified, the Minority Investors in writing of each proposed Private Sale subject to Section 2(a)(i) above.  Such notice shall set forth:  (A) the Proposed Number of Shares, (B) the name and address of the Proposed Purchaser, (C) the proposed amount of consideration, the material terms and conditions of such sale (and if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and the proposed closing date of such sale, (D) the total number of KKR Shares and the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other “tag-along” rights arising as a result of such sale and (D) that the Proposed Purchaser has been informed of the “tag-along” right provided for in this Section 2(a) and has agreed to purchase Minority Shares held by the Minority Investors in accordance with the terms hereof.  The “tag-along” right may be exercised by each Minority Investor by delivery of a written notice from such Minority Investor to the KKR Holder (the “Tag-Along Notice”) within 15 days following receipt of the notice specified in the preceding sentence.  The Tag-Along Notice shall state the amount of Minority Shares that the Minority Investor proposes to include in such sale to the Proposed Purchaser.  If any Minority Investor delivers a Tag-Along Notice to the KKR Holder, each Minority Investor participating in the proposed Private Sale shall (A) prior to closing of any such sale, execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the Proposed Purchaser to consummate the sale (including without limitation all legal opinions, cross-receipts and certificates), which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Minority Investor than those executed by the KKR Holder and (B) at the closing of any such sale, deliver to the Proposed Purchaser the certificate or certificates representing the Minority Shares to be sold pursuant to such sale by such Minority Investor, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.

(iii)          Number of Shares to be Sold.  If a Tag-Along Notice is received pursuant to Section 2(a)(ii), each Minority Investor shall be permitted to sell to the Proposed Purchaser up to the number of Minority Shares determined as set forth in Section 2(a)(i) above (the “Proposed Minority Shares”), and the KKR Holder shall be permitted to sell to the Proposed Purchaser up to a number of shares of Common Stock (the “Proposed KKR Shares”) equal to the Proposed Number of Shares, less the aggregate number of Proposed Minority Shares and all other shares of Common Stock being sold to such Proposed Purchaser in such transaction pursuant to tag-along rights arising as a result of such sale; provided that the KKR Holder shall have the right to sell a number of additional shares of Common Stock up to the excess of the Proposed Number of Shares over the number of Proposed KKR Shares, if the Proposed Purchaser wants to purchase such additional shares.  If no Tag-Along Notice is received by the KKR Holder pursuant to Section 2(a)(ii), the KKR Holder shall have the right to sell to the Proposed Purchaser up to the

Proposed Number of Shares on terms and conditions no more favorable in any material respect to the KKR Holder than those stated in the Tag-Along Notice.

(b)           Piggyback Registration Rights With Respect to Public Sales by KKR Holders.  (i)  Public Offering of Shares by KKR Holders.  With respect to any proposed Public Offering of any KKR Shares by a KKR Holder during the term of this Agreement, each Minority Investor shall have the right and option, but not the obligation, to participate in such public distribution on the same terms and subject to the same conditions as the sale by the KKR Holder for a number of Minority Shares up to the total number of Minority Shares owned by such Minority Investor, subject to Section 2(b)(iii) below.

(ii)           Notices.  The KKR Holder shall notify, or cause to be notified, the Minority Investors in writing (a “Notice”) of each proposed Public Offering (a “Proposed Registration”).  Such notice may be given before the filing of such registration statement and need not specify any price or other terms or conditions of such sale.  If within 10 days of the delivery of such Notice to the Minority Investors, the KKR Holder receives from any Minority Investor a written request (a “Request”) to register shares of Common Stock held by such Minority Investor (which Request will be irrevocable), shares of Common Stock will be so registered as and to the extent provided in this Section 2(b) if KKR Shares are so registered.  If a Minority Investor delivers a Request to the KKR Holder, such Minority Investor will participate in such public distribution, if any, at the same price and on the same terms and conditions as the KKR Holder, which price and other terms and conditions will be determined on behalf of the KKR Holder and the Minority Investor by the KKR Holder in its sole discretion.  Nothing in this Agreement shall create any obligation on the part of the KKR Holder to cause a registration statement to become effective under the Securities Act or to sell any shares of Common Stock pursuant to an effective registration statement under the Securities Act.

(iii)          Number of Shares to be Sold.  If a registration pursuant to this Section 2(b) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered in such offering as contemplated by the Company or that the inclusion of additional selling stockholders is likely to have such an adverse effect, then the Company will include in such registration (A) the number of shares of Common Stock held by each Minority Investor equal to the number derived by multiplying the total number of shares which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above (the “Piggyback Aggregate Registration Number”) by a fraction, the numerator of which is the total number of Minority Shares held by such Minority Investor and the denominator of which is the sum of (i) the total number of Minority Shares, (ii) the total number of KKR Shares, and (iii) the total number of shares of Common Stock (determined on a fully diluted basis) held by Persons entitled to the benefits of any other piggyback registration rights arising as a result of such registration and (B) the number of shares of Common Stock held by the KKR Holder equal to the Piggyback Aggregate Registration Number, less the aggregate number of Minority Shares and all other shares of Common Stock being registered in such transaction pursuant to piggyback registration rights arising as a result of such registration;

provided that in the event the aggregate number of shares of Common Stock to be sold in any such public distribution is increased or decreased, then the number of Minority Shares which such Minority Investor shall sell in such public distribution shall be increased or decreased by the product of (i) the number of shares of Common Stock by which the total number of shares of Common Stock in such public distribution is increased or decreased and (ii) a fraction the numerator of which equals the number of Minority Shares held by such Minority Investor originally so registered and the denominator of which is the total number of shares of Common Stock originally so registered.

(iv)          Custody Agreement and Power of Attorney.  Upon delivery of a Request, the participating Minority Investors will, if requested by the KKR Holder, execute and deliver to the KKR Holder a custody agreement and power of attorney in form and substance reasonably satisfactory to the KKR Holder with respect to the shares of Common Stock to be registered pursuant to this Section 2(b) (a “Custody Agreement and Power of Attorney”).  The custodian and attorney-in-fact under the Custody Agreement and Power of Attorney will be the KKR Holder or its designee.  The Custody Agreement and Power of Attorney will provide, among other things, that such Minority Investor will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Minority Investor’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Minority Investor’s behalf with respect to the matters specified therein (including without limitation executing an underwriting agreement and cross-receipts).

(v)           Holdback Agreement.  (A) In connection with the initial Public Offering, each Minority Investor agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) under the Securities Act, of any shares of Common Stock (other than dispositions made pursuant to the piggyback registration rights described in this Section 2(b)), within 7 days before or 180 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration, and (B) in connection with each subsequent Public Offering, each Minority Investor agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) under the Securities Act, of any shares of Common Stock (other than dispositions made pursuant to the piggyback registration rights described in this Section 2(b) and, subject to the consent of the managing underwriters, dispositions by any Minority Investor Group owning less than 1% of the outstanding Common Stock), within 7 days before and a number of days after to be determined by the managing underwriter and the KKR Investor; provided however, that such restrictions will be no more restrictive than those applicable to the KKR Investor for each such Public Offering.

(vi)          Additional Agreements.  Each Minority Investor agrees that it will execute and deliver or cause to be executed and delivered such other agreements and other documents (such as legal opinions, cross-receipts and certificates) as the KKR Holder itself is delivering or as the KKR Holder may otherwise reasonably request to implement the provisions of this Section 2(b);

provided that such additional agreements will be on terms and conditions reasonably acceptable to the Minority Investors.

(c)           Exempt Transaction Defined.  As used herein, the term “Exempt Transaction” shall mean (i) sales by the KKR Investor to any KKR Affiliates, (ii) sales by any KKR Affiliate to another KKR Affiliate or to the KKR Investor, (iii) transfers by the KKR Investor and its KKR Affiliates to its partners or members (and any subsequent sales by such partners or members) in the form of dividends or distributions (whether upon liquidation or otherwise), or (iv) sales by any KKR Holders made in a Public Offering; provided that in the case of clauses (i) and (iii) above that such buyer or member agrees in writing to be bound by the provisions of this Agreement, including this paragraph (c).

3.             “Drag-Along” Right with Respect to Minority Shares.  (a)  Sales by KKR Holders.  In the event that the KKR Holders determine, during the term of this Agreement, to transfer more than 50% of the KKR Shares to a Proposed Purchaser not affiliated with the KKR Holders, other than in an Exempt Transaction (a “Drag-Along Sale”), then upon the request of the KKR Holders, each Minority Investor will transfer to such Proposed Purchaser at the same price and upon the same terms and conditions as such transfer by the KKR Holders the number of Minority Shares equaling the number derived by multiplying the total number of Minority Shares owned by such Minority Investor by a fraction, the numerator of which is the total number of KKR Shares that the KKR Holder has determined to transfer to such Proposed Purchaser and the denominator of which is the total number of KKR Shares.  In the event that the KKR Holders have signed an agreement (a “Transaction Agreement”), with respect to KKR Shares, to vote in favor of or tender in connection with a business combination transaction entered into by the Company, then, upon the request of the KKR Holders, the Minority Investors will execute a Transaction Agreement with the same terms and conditions as the Transaction Agreement signed by the KKR Holder. In the event that both Sections 2(a) and 3 hereto apply to a single transaction, the “drag-along” rights set forth in this Section 3 will have priority over the “tag-along” rights set forth in Section 2(a) above, and the “tag-along” rights set forth in Section 2 will become exercisable by the Minority Investors following a determination by the KKR Holder not to exercise its rights under this Section 3.

(b)           Notice.  Prior to making any Drag-Along Sale, the KKR Holders shall, if they determine in their sole discretion that the Minority Investors should participate in such transfer, provide each Minority Investor with written notice (the “Drag-Along Notice”) not less than 5 business days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”).  The Drag-Along Notice shall set forth:  (i) the name and address of the Proposed Purchaser; (ii) the number of shares of Common Stock to be sold to the Proposed Purchaser, (iii) the proposed amount and form of consideration to be paid per share of Common Stock and the material terms and conditions of the transfer; (iv) the Drag-Along Sale Date and the date upon which the Minority Investors shall deliver to the KKR Holders the certificates representing the Minority Shares, duly endorsed, and the power of attorney referred to below; and (v) that the Proposed Purchaser has been informed of the Drag-Along Sale rights and has agreed to purchase the Minority Shares held by the Minority Investors in accordance with the terms hereof.  The Minority Investors shall (i) prior to closing of any such transfer, execute any purchase agreement or other documentation required by the Proposed Purchaser to consummate the transfer, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to the Minority Investors than those executed by the KKR Holders, and (ii) at the closing of any such transfer, deliver to the Proposed Purchaser the certificate or certificates representing the Minority Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.  Prior to entering into a Transaction Agreement, the KKR Holders shall, if they determine in their sole discretion that the Minority Investors should execute a Transaction Agreement, provide the Minority Investors with written notice (the “Transaction Agreement Notice”) not less than 5 business days prior to the proposed date of the execution of the Transaction Agreement (the “Transaction Agreement Date”).  The Transaction Agreement Notice shall set forth:  (i) the name and address of the counter-parties to the Transaction Agreement; (ii) the proposed form of Transaction Agreement; and (iii) the material terms and conditions of the business combination with the Company to which the Transaction Agreement relates.  The Minority Investors shall, at the signing and closing of such Transaction Agreement, execute and deliver all other documentation required by such Transaction Agreement, which documents shall be on terms no less favorable in respect of any material term to the Minority Investors than those executed by the KKR Holder.

(c)           Effect of Drag-Along Sale.  If the Minority Investors receive their proportionate share of the purchase price from a Drag-Along Sale, but have failed to deliver certificates representing their shares of Common Stock as described in this Section 3, they shall for all purposes be deemed no longer to be stockholders of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to the Common Stock held by them, and shall have no other rights or privileges granted to stockholders under law or this Agreement.

4.             Preemptive Rights on Certain Issuances.  (a)  If at any time the Company proposes to sell or issue to the KKR Holders, or any of their Affiliates, for cash any shares of Common Stock, securities of the Company convertible into, or exchangeable or exercisable for, shares of Common Stock, or options warrants or other rights to acquire shares of Common Stock (collectively, “Equity Securities”), the Company shall grant to each Minority Investor, the right to purchase at the same price and upon the same terms and conditions as such sale or issuance to the KKR Holders or such Affiliates the number of Equity Securities equaling the number derived by multiplying the total number of such Equity Securities proposed to be sold or issued to the KKR Holders or such Affiliates by a fraction, the numerator of which is the number of Minority Shares held by such Minority Investor and the denominator of which is the total number of outstanding shares of Common Stock (the “Equity Purchase Shares”).  The equity purchase right provided in this Section 4(a) shall apply at the time of issuance of any right, warrant or option or convertible or exchangeable security and not to the conversion, exchange or exercise thereof.

(b)           The Company shall give written notice of a proposed issuance or sale described in Section 4(a) to the Minority Investors not less than 10 business days prior to the proposed issuance or sale.  Such notice (the “Issuance Notice”) shall set forth the material terms and conditions of such proposed sale or issuance and the number of Equity Securities proposed to be sold or issued.  At any time during the 10-day period following the receipt of an Issuance Notice, each Minority Investor shall have the right to irrevocably elect to purchase all or a portion of the number of the Equity Purchase Shares as determined pursuant to, and in accordance with, Section 4(a) and upon the other terms and conditions specified in the Issuance Notice by delivering a written notice to the Company.  Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice.  The closing of any purchase by any Minority Investor may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to obtain required governmental approvals and other required approvals and the Company and the Minority Investors shall use their respective commercially reasonable efforts to obtain such approvals.

(c)           If any Minority Investor fails to exercise fully the Equity Purchase Right within the period described above, the Company shall be free to complete the proposed issuance or sale of the Equity Securities described in the Issuance Notice to the KKR Holders with respect to which such Minority Investor failed to exercise the option set forth in this Section 4 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of securities to be issued or sold by the Company may be reduced).

5.             Other Rights.  (a)  Election of Director.  Until the second anniversary of the date hereof, so long as the Minority Investors own in the aggregate at least 5% of the outstanding shares of Common Stock, then one representative of the Bain Investors, who shall be either Steven Barnes or Josh Bekenstein, or in the event that both Steven Barnes and Josh Bekenstein are not affiliated with the Bain Investors or are permanently disabled, another individual selected by the Bain Investors who is reasonably acceptable to the Company and the KKR Holders, shall (i) be nominated by the Company for election to the Board and (ii) have the KKR Shares voted in favor of his election to the Board.  Upon the earlier of (i) the second anniversary of the date hereof and (ii) the first date on which the Investors no longer own in the aggregate at least 5% of the outstanding shares of Common Stock (the “Information Date”), the Minority Investors will, upon notice to the Bain Investors from the Company’s board of directors, cause their nominee to resign from the Board.

(b)           Information Rights.  Prior to the initial Public Offering, each Minority Investor owning at least 50% of the shares of Common Stock originally retained by such Minority Investor in connection with the transactions contemplated by the Merger Agreement shall have the right to receive a copy of quarterly reports, if any, provided to the KKR Holders and the management of the Company.  If a Bain Investors’ representative is not at such time a member of the Board, then during the period after the Information Date and prior to the fifth anniversary of the date hereof, the Company will provide to the Bain Investors internal Board materials and Board books as distributed to the members of the Board, subject to the Bain Investors entering into customary confidentiality agreements with respect to such materials.

(c)           Confidentiality.  Each such Minority Investor agrees to hold any such information concerning the Company that it receives pursuant to its rights under this Agreement in strict confidence and agrees not to disclose such information to any party. In addition, each such Minority Investor agrees not to purchase any equity or debt securities of the Company unless such purchase complies with the Securities Act and the rules and regulations thereunder and the state securities laws of any applicable state.

6.             Transfer; Right of First Offer.  (a)  Until the second anniversary of the date of this Agreement, except for transfers made pursuant to Sections 2 or 3, each Minority Investor agrees not to transfer, sell, assign, pledge, hypothecate or otherwise dispose of (“Transfer”) any of its shares of Common Stock; provided that any Minority Investor may Transfer its shares of Common Stock to an Affiliate of such Minority Investor or a member of such Minority Investor, so long as such transferee agrees in writing to be bound by the provisions of this Agreement.

(b)           Prior to and in order to effect any Transfer, except for transfers made pursuant to Sections 2 or 3, after the second anniversary and prior to the fifth anniversary of the date hereof, each Minority Investor shall first give written notice (a “Sale Notice”) to the KKR Investor stating such Minority Investor’s intention to effect such a Transfer, the number of shares of Common Stock subject to such Transfer (the “Offered Securities”), the price and terms which such Minority Investor proposes to be paid for the Offered Securities (the “First Offer Price”) and the other material terms upon which such Transfer is proposed.  Upon receipt of the Sale Notice, the KKR Investor will have an irrevocable non-transferable option to purchase all of the Offered Securities at the First Offer Price and otherwise on the terms and conditions described in the Sale Notice (the “First Offer”).  The KKR Investor shall, within 15 days from receipt of the Sale Notice, indicate if it has accepted the First Offer by sending irrevocable written notice of any such acceptance to the applicable Minority Investor (the “Acceptance Notice”), and the KKR Investor shall then be obligated to purchase all such Offered Securities on the terms and conditions set forth in the Sale Notice.  If the KKR Investor declines to exercise such option, the Minority Investor shall have the option to enter into definitive agreements to Transfer the Offered Securities as to which such options are not exercised to a transferee for consideration having a value not less than 100% of the First Offer Price; provided that any such definitive agreement provides for the consummation of such Transfer to take place within two months from the date of such definitive agreement and is otherwise on terms not more favorable to the transferee in any material respect than were contained in the Sale Notice.  If the KKR Investor does not exercise its option to purchase all of the Offered Securities at the First Offer Price and the Minority Investor has not entered into a definitive agreement described above within two months from the date the Acceptance Notices was due to be received by the Minority Investor, or the Minority Investor has entered into such an agreement but has not consummated the sale of such securities within two months from the date of such definitive agreement, then the provisions of this Section 6(b) shall again apply, and such selling Minority Investor shall not Transfer or offer to Transfer such Equity Securities not so Transferred without again complying with this Section 6(b).

(c)           Each Minority Investor agrees not to offer or Transfer any of its shares of Common Stock unless such offer or Transfer complies with the Securities Act and the rules and regulations thereunder and the state securities laws of any applicable state.

(d)           Any transferee of a Minority Investor (other than a transferee pursuant to the provisions of Section 6(a)) will not acquire any rights under this Agreement.

7.             Miscellaneous.  (a)  Termination of Agreement.  The provisions of this Agreement (other than Section 2(b)) shall terminate automatically without further action by the parties hereto (i) on the first date on which at least 35% of the Common Stock is tradeable on a national securities exchange pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Termination Date”) or (ii) with respect to any Minority Investor Group, if earlier than the date described in clause (i) above, at such time following an initial Public Offering that such Minority Investor Group owns less than 1% of the outstanding Common Stock.  Section 2(b) of this Agreement shall terminate (i) on the earlier of (A) the first date following the fifth anniversary of this Agreement on which any Minority Investor may sell any shares of Common Stock pursuant to, and in accordance with, Rule 144 (or any successor provision) under the Securities Act or (B) the first date following the Termination Date on which any Minority Investor may sell any shares of Common Stock pursuant to, and in accordance with, Rule 144 (or any successor provision) under the Securities Act or (ii) with respect to any Minority Investor Group, if earlier than the date described in clause (i) above, at such time following an initial Public Offering that such Minority Investor Group owns less than 1% of the outstanding Common Stock.  Notwithstanding the second immediately preceding sentence, this Section 7 and the last sentence of Section 4(a) shall survive the termination of this Agreement.

(b)           Representation and Warranty.  The Minority Investors own, of record or beneficially, no shares of Common Stock or securities convertible or exchangeable for shares of Common Stock, other than the Minority Shares subject to this Agreement.

(c)           Assignment, Binding Effect.  This Agreement shall not be assignable by the parties hereto, except to any Person who in connection with a transfer of KKR Shares or Minority Shares is required by this Agreement, in connection with such transfer, to agree to be bound by the provisions of this Agreement.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and permitted assigns.

(d)           Costs and Expenses.  All costs and expenses incurred in connection with this Agreement and the consummation of any of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided however that the Company will reimburse the Minority Investors for the reasonable fees and expenses incurred in any underwritten registration by one legal counsel acting on behalf of all Minority Investors.

(e)           Amendments.  The provision of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by (i) holders of at least a majority of the KKR Shares, (ii) holders of at least a majority of the Minority Shares and (iii) the Company.  Notwithstanding the foregoing sentence, a majority of the Minority Shares may not agree to amend this Agreement in a way that adversely affects any Minority Investor without such Minority Investor’s consent.

(f)            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

(g)           Interpretation.  The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

(h)           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by telecopy or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as any party to this Agreement shall specify by notice to the other parties:

(1)           If to the KKR Investor or a KKR Holder, to it in care of:

Kohlberg Kravis Roberts & Co.
9 West 57th Street
New York, New York 10019
Attention: Brian Carroll

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:  David J. Sorkin
Sean D. Rodgers

(2)           If to the Bain Investors, to them in care of:
Bain Capital Partners LLC

111 Huntington Avenue

Boston, MA 02199

Attention:  Josh Bekenstein

with a copy to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention:  Lance Balk

(3)           If to Harvard Private Capital Holdings, Inc., to it in care of:

Harvard Private Capital Holdings, Inc.

600 Atlantic Avenue

26th Floor

Boston, MA 02210

Attention:  Andrew Janower

with a copy to:

[                    ]

[                    ]

[                    ]

Attention:  [                    ]

(4)           If to the SILLC Investors, to them in care of:

Bain Capital Partners V., L.P.

111 Huntington Avenue

Boston, MA 02199

Attention:  Josh Bekenstein

with a copy to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention:  Lance Balk

(5)           If to the Company, to it in care of:

Sealy Corporation

One Office Parkway

Trinity, North Carolina 27370

Attention:  Kenneth Walker

with a copy to:

Kohlberg Kravis Roberts & Co.

9 West 57th Street

New York, New York 10019

Attention:  Brian Carroll

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:  David J. Sorkin
Sean D. Rodgers

(i)            Waiver and Consent.  No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.  Each party hereto, in addition to being entitled to exercise all rights provided herein, in the charter or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(j)            Inspection.  Copies of this Agreement will be available for inspection or copying by any party at the offices of the Company through the Secretary of the Company.

(k)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(l)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m)          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the rights of the Minority Investors herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

(n)           Limited Liability of Partners.  Notwithstanding anything that may be expressed or implied in this Agreement, each KKR Holder and each Minority Investor, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that, notwithstanding that the KKR Holders and certain of the Minority Investors are partnerships, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any officer, agent or employee of any KKR Holder or any Minority Investor, against any partner of any KKR Holder or Minority Investor or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by an officer, agent or employee of any KKR Holder or any Minority Investor or any partner of any KKR Holder or any Minority Investor or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, as such for any obligations of any KKR Holder or Minority Investor under this Agreement or any documents or instruments delivered in connection with this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first above written.

SEALY CORPORATION

By:	/s/ Kenneth L. Walker
Name:
Title:

SEALY HOLDING LLC

By:	/s/ Brian F. Carroll
Name:
Title:

BAIN CAPITAL FUND V, L.P.

By: Bain Capital Partners V, L.P., its General Partner

By: Bain Capital Investors V., Inc., its General Partner

By:	/s/ Steven Barnes
Name:
Title:

BCIP ASSOCIATES

By:	/s/ Steven Barnes
Name:
Title:

BCIP TRUST ASSOCIATES, L.P.

By:	/s/ Steven Barnes
Name:
Title:

HARVARD PRIVATE CAPITAL HOLDINGS, INC.

By:	/s/ Andrew S. Janower
Name:
Title:

SEALY INVESTORS 1, LLC

By: Bain Capital Partners V, L.P., its Administrative Member

By: Bain Capital Investors V., Inc., its General Partner

By:	/s/ Steven Barnes
Name:
Title:

SEALY INVESTORS 2, LLC

By: Bain Capital Partners V, L.P., its Administrative Member

By: Bain Capital Investors V., Inc., its General Partner

By:	/s/ Steven Barnes
Name:
Title:

SEALY INVESTORS 3, LLC

By: Bain Capital Partners V, L.P., its Administrative Member

By: Bain Capital Investors V., Inc., its General Partner

By:	/s/ Steven Barnes
Name:
Title: